EXHIBIT 99.1

Carolina Bank Holdings, Inc. Announces Third Quarter Results

GREENSBORO, N.C., Oct. 25, 2007 (PRIME NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported third quarter 2007 net income of $800,000, an increase of 1.3% from $790,000 reported for the third quarter of 2006 (after excluding a gain of $183,000 from the sale of a repossessed asset and a dividend distribution of $117,000 related to an investment in a limited partnership investment company, adjusted for taxes, in the 2006 period). Diluted earnings per share were $0.24 in the third quarter of 2007 compared to $0.23 in the third quarter of 2006, excluding the aforementioned income items, adjusted for taxes, in 2006. Net income was $974,000 and diluted earnings per share were $0.29 for the third quarter of 2006 including the aforementioned income items. Per share results were restated to reflect the impact of the six-for-five stock split in the second quarter of 2007.

Excluding the aforementioned income items in 2006, adjusted for taxes, net income for the first nine months of 2007 increased $267,000 over the same period in 2006, or 12.9%., to $2,338,000, or $.69 per diluted share. Net income was $2,255,000, or $0.67 per diluted share, for the first nine months of 2006 including all items.

Third quarter 2007 results continued to reflect strong loan and solid deposit growth. Loans held for investment increased 29.1% and deposits increased 17.2% from a year ago to $372.6 million and $409.1 million respectively, at September 30, 2007. Loans held for investment grew 6.5% and deposits grew 5.7% during the third quarter of 2007. Assets at September 30, 2007 totaled $468.3 million compared with $401.2 million twelve months ago, an increase of 16.7%.

Carolina Bank President and CEO, Robert T. Braswell commented, "Our third quarter 2007 results were positive considering the additional overhead associated with the startup of our new Carolina Bank Wholesale Mortgage Division and the staffing increase and associated expenses with the opening of our new full service office in Burlington. We also absorbed a six-fold increase in FDIC insurance premiums during the third quarter and first nine months of 2007. Generally, all FDIC banks experienced higher FDIC assessments in 2007; however, banks accepting deposits before 1997 were given one-time credits based on amounts previously paid into the insurance fund, effectively delaying their higher premiums until after 2007."

Braswell also commented, "The continuation of our strong loan and deposit growth demonstrates that our style of banking is being widely accepted in our newer markets, just as well as it is in Greensboro. Our net loan growth of 30% over the past year caps off the strongest single quarter loan growth in the past sixteen quarters. With the opening of a full service office in Burlington, deposits have begun to grow to complement the growth in loans from our successful loan production office for the past two years. Carolina Bank Wholesale Mortgage, after sixty days in operation, closed $2 million in loans during the third quarter of 2007, and their loan pipeline is continuing to build. We anticipate solid and improving revenue growth from Carolina Bank Wholesale Mortgage over the coming months. During the quarter, we commenced construction of our new corporate office and banking center in downtown Greensboro which we anticipate opening in late 2008."

For the quarter ending September 30, 2007, net interest income increased $478,000, or 15.2% over the same quarter last year. The increased net interest income resulted primarily from strong loan and deposit growth over the past year. The net interest margin was stable at 3.31% for the third quarter of 2007 compared to 3.35% for the third quarter of 2006. The net interest margin was 3.37% for the second quarter of 2007 after excluding $178,000 of interest income realized on the collection of a non-performing loan.

Non performing assets to total assets increased from .71% at September 30, 2006 and .48% at June 30, 2007 to .99% at September 30, 2007. The increase in non-performing assets in the latest quarter is primarily centered in one loan relationship that is fully secured by properly margined real estate, and foreclosure proceedings are well underway. At this time, we do not expect any additional loss over what is currently reserved. However, we have been informed of potential bankruptcy proceedings by the borrower, which could delay resolution of this matter. Despite this potential delay, we expect resolution on other non-performing assets during the fourth quarter of 2007, and barring material additions, anticipate a decline in non-performing assets by December 31, 2007.

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in three counties: Guilford, Alamance and Randolph. The bank has six full-service banking locations, three in Greensboro, one in Asheboro, one in High Point, and one in Burlington, North Carolina. The bank is building a new corporate headquarters in downtown Greensboro, with expected occupancy in late 2008. The Company's stock is listed on the NASDAQ Capital Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

 Carolina Bank Holdings, Inc. and Subsidiary
 Consolidated Balance Sheets
 At September 30, 2007 and 2006 and December 31, 2006

                                          (unaudited)
                                         September 30,     December 31,
                                       2007        2006        2006
 ---------------------------------------------------------------------
                                        (in thousands)
 ASSETS
 Cash and due from banks           $   6,629   $   5,644   $   4,762
 Short-term investments and
  interest-earning deposits               80         311         221
 Federal funds sold                       --      13,589          --
                                   ---------------------   ---------
   Total cash and cash
    equivalents                        6,709      19,544       4,983

 Securities available for
  sale, at fair value                 66,552      74,494      71,054
 Securities held-to-maturity,
  at amortized cost                    3,264       3,755       3,637

 Loans held for sale                   2,007          --          --
 Loans held for investment           372,595     288,557     315,732
 Allowance for loan losses            (4,476)     (3,606)     (3,898)
                                   ---------------------   ---------
   Net loans                         370,126     284,951     311,834

 Premises and equipment, net          11,803       8,566      10,078
 Other assets                          9,873       9,914      10,006
                                   ---------------------   ---------

   Total assets                    $ 468,327   $ 401,224   $ 411,592
                                   =====================   =========

 LIABILITIES AND
  STOCKHOLDERS' EQUITY

 LIABILITIES
 Deposits:
  Noninterest-bearing              $  30,105   $  28,068   $  26,984
  Interest-bearing                   378,989     320,871     333,431
                                   ---------------------   ---------
   Total deposits                    409,094     348,939     360,415

 Short-term borrowings                 8,471       2,652       3,605
 Federal Home Loan Bank advances       8,588      12,115       8,908
 Junior subordinated debentures       10,310      10,310      10,310
 Other liabilities                     3,377       2,074       2,425
                                   ---------------------   ---------
   Total liabilities                 439,840     376,090     385,663

 STOCKHOLDERS' EQUITY
 Common stock and paid-in-capital,
  no par value, 20,000,000 shares
  authorized; issued and
  outstanding - 3,281,250 shares
  at September 30, 2007,
  3,266,866 shares at September
  30, 2006 and at December 31, 2006    3,281       2,722       2,722
 Additional paid-in capital           15,152      15,597      15,597
 Retained earnings                    10,189       7,295       7,851
 Stock in director rabbi trust          (492)       (418)       (453)
 Directors deferred fees obligation      492         418         453
 Accumulated other
  comprehensive (loss)                  (135)       (480)       (241)
                                   ---------------------   ---------
   Total stockholders' equity         28,487      25,134      25,929
                                   ---------------------   ---------
   Total liabilities and
    stockholders' equity           $ 468,327   $ 401,224   $ 411,592
                                   =====================   =========

 Carolina Bank Holdings, Inc. and Subsidiary
 Consolidated Statements of Operations
 For the three months and nine months ended
  September 30, 2007 and 2006
 (unaudited)
                                  For the               For the
                             Three Months Ended     Nine Months Ended
                                September 30,          September 30,
                            --------------------    ------------------
                               2007       2006       2007       2006
 -------------------------  --------------------    ------------------
                              (in thousands, except per share data)
 Interest income:
  Loans                     $   7,526  $   6,024  $  21,560  $  16,851
  Securities - taxable            787        874      2,426      2,330
  Securities - non-taxable         43         --         62         --
  Interest from federal
   funds sold                      61        125        186        376
  Other interest income            23         11         30         30
                            --------------------  --------------------
    Total interest income       8,440      7,034     24,264     19,587
 Interest expense:
  Deposits                      4,426      3,433     12,507      9,188
  FHLB advances and other         191        254        553        762
  Junior subordinated
   debentures                     196        198        575        550
                            --------------------  --------------------
    Total interest expense      4,813      3,885     13,635     10,500
                            --------------------  --------------------

 Net interest income            3,627      3,149     10,629      9,087
 Provision for loan losses        272        231        742        886
                            --------------------  --------------------

 Net interest income after
  provision for loan losses     3,355      2,918      9,887      8,201

 Noninterest income:
  Service charges                 191        183        544        494
  Mortgage banking income          76        101        200        271
  Repossessed asset gains
  (losses)                         (1)       183         (1)       183
  Other                           120        193        341        490
                            --------------------  --------------------
    Total noninterest income      386        660      1,084      1,438

 Noninterest expense:
  Salaries and benefits         1,401      1,046      3,964      3,188
  Occupancy and equipment         351        286        958        810
  Professional fees               140        170        511        562
  Outside data processing         144        139        444        434
  Advertising and promotion       113        127        355        332
  Stationery, printing and
   supplies                       114         80        340        261
  Impairment of non-
   marketable securities           --         --        100         --
  Other                           196        118        560        401
                            --------------------  --------------------
    Total noninterest
     expense                    2,459      1,966      7,232      5,988
                            --------------------  --------------------

 Income before income taxes     1,282      1,612      3,739      3,651
 Income taxes expense             482        638      1,401      1,396
                            --------------------  --------------------

 Net income                 $     800  $     974  $   2,338  $   2,255
                            ====================  ====================

 Basic earnings per
  common share              $    0.24  $    0.30  $    0.72  $    0.69
 Diluted earnings per
  common share              $    0.24  $    0.29  $    0.69  $    0.67

 Average common shares
  outstanding               3,273,806  3,266,066  3,269,179  3,265,121
 Average common shares and
  dilutive potential common
  shares outstanding        3,392,116  3,380,233  3,404,456  3,374,638

 Total Shares outstanding
  at end of period          3,281,250  3,266,866  3,281,250  3,266,866

    All per share information has been presented or restated to reflect the effect of the six-for-five stock split in 2007.

 Carolina Bank Holdings, Inc.
 Consolidated Financial Highlights
 Third Quarter 2007
 (unaudited)

 ($ in thousands except for share data)

                                       Quarterly
                 ----------------------------------------------------
                  3rd Qtr.   2nd Qtr.   1st Qtr.  4th Qtr.   3rd Qtr.
                    2007       2007       2007      2006       2006
                 -----------------------------------------------------
 EARNINGS
  Net interest
   income        $   3,627      3,705      3,297      3,101      3,149
  Provision for
   loan loss     $     272        215        255        310        231
  NonInterest
   income        $     386        340        358        335        660
  NonInterest
   expense       $   2,459      2,491      2,282      2,393      1,966
  Net income     $     800        837        701        555        974
  Basic earnings
   per share     $    0.24       0.26       0.21       0.17       0.30
  Diluted earn-
   ings per
   share         $    0.24       0.25       0.21       0.16       0.29
  Average
   shares
   outstanding   3,273,806  3,266,866  3,266,866  3,266,866  3,266,066
  Average di-
   luted shares
   outstanding   3,392,116  3,408,938  3,412,313  3,408,367  3,380,233

 PERFORMANCE
 RATIOS
  Return on
   average
   assets *           0.70%      0.76%      0.66%      0.56%      0.99%
  Return on
   average common
   equity *          11.55%     12.39%     10.65%      8.68%     15.95%
  Net interest
   margin (fully-
   tax equi-
   valent) *          3.31%      3.53%      3.28%      3.20%      3.35%
  Efficiency
   ratio             61.28%     59.11%     62.44%     62.22%     56.03%
  # full-time
   equivalent
   employees
   - period end         86         77         74         69         62

 CAPITAL
  Equity to
   ending assets      6.08%      6.13%      6.11%      6.30%      6.26%
  Tier 1 leverage
   capital ratio       n/a        n/a        n/a       8.76%       n/a
  Tier 1 risk-
   based capital
   ratio               n/a        n/a        n/a       9.97%       n/a
  Total risk-
   based capital
   ratio               n/a        n/a        n/a      11.45%     11.92%
  Book value per
   share         $    8.68       8.30       8.20       7.94       7.69

 ASSET QUALITY
  Net charge-
   offs          $      21          2        141         18        (21)
  Net charge-
   offs to
   average
   loans *            0.02%      0.00%      0.17%      0.02%     -0.03%
  Allowance for
   loan losses   $   4,476      4,225      4,012      3,898      3,606
  Allowance for
   loan losses to
   total loans        1.19%      1.21%      1.21%      1.23%      1.25%
  Nonperforming
   loans         $   4,443      2,139      2,385      2,388      2,626
  Restructured
   loans         $       0          0         45         45        227
  Other real
   estate owned  $     190          0          0          0          0
  Nonperforming
   loans to total
   loans              1.19%      0.61%      0.73%      0.77%      0.99%
  Nonperforming
   assets to
   total assets       0.99%      0.48%      0.55%      0.59%      0.71%

 END OF PERIOD
 BALANCES
  Total assets   $ 468,327    441,975    438,675    411,592    401,224
  Total earning
   assets        $ 444,498    421,759    415,904    390,644    378,080
  Total loans    $ 374,602    349,782    332,112    315,732    288,557
  Total deposits $ 409,094    387,108    391,936    360,415    348,939
  Stockholders'
   equity        $  28,487     27,108     26,788     25,929     25,134

 AVERAGE BALANCES
  Total assets   $ 458,152    437,731    424,839    398,427    393,605
  Total earning
   assets        $ 440,045    419,834    401,683    387,233    375,652
  Total loans    $ 363,801    345,115    326,161    306,272    288,433
  Total
   interest-
   bearing
   deposits      $ 371,395    355,810    340,430    318,398    307,500
  Stockholders'
   equity        $  27,706     27,011     26,324     25,579     24,421

                                                    Year Ended
                                             ------------------------
                                                2006          2005
                                             ----------    ----------
 EARNINGS
  Net interest income                        $   12,189        10,228
  Provision for loan loss                    $    1,196         1,306
  NonInterest income                         $    1,773         1,230
  NonInterest expense                        $    8,381         6,946
  Net income                                 $    2,811         2,037
  Basic earnings per share                   $     0.86          0.62
  Diluted earnings per share                 $     0.83          0.61
  Average shares outstanding                  3,265,557     3,260,239
  Average diluted shares outstanding          3,383,070     3,355,064

 PERFORMANCE RATIOS
  Return on average assets *                       0.73%         0.63%
  Return on average common equity *               11.63%         9.29%
  Net interest margin (fully-tax
   equivalent) *                                   3.30%         3.28%
  Efficiency ratio                                59.48%        60.42%
  # full-time equivalent employees
    - period end                                     69            59

 CAPITAL
  Equity to ending assets                          6.30%         6.24%
  Tier 1 leverage capital ratio                    8.76%         8.98%
  Tier 1 risk-based capital ratio                  9.97%        10.36%
  Total risk-based capital ratio                  11.45%        12.17%
  Book value per share                       $     7.94          6.98

 ASSET QUALITY
  Net charge-offs                            $      508           904
  Net charge-offs to average loans *               0.18%         0.38%
  Allowance for loan losses                  $    3,898         3,210
  Allowance for loan losses to total loans         1.23%         1.22%
  Nonperforming loans                        $    2,388         2,834
  Restructured loans                         $       45         2,474
  Other real estate owned                    $        0           111
  Nonperforming loans to total loans               0.77%         2.02%
  Nonperforming assets to total assets             0.59%         1.48%

 END OF PERIOD BALANCES
  Total assets                               $  411,592       365,170
  Total earning assets                       $  390,644       347,356
  Total loans                                $  315,732       262,609
  Total deposits                             $  360,415       306,344
  Stockholders' equity                       $   25,929        22,787

 AVERAGE BALANCES
  Total assets                               $  384,252       325,866
  Total earning assets                       $  369,298       312,244
  Total loans                                $  286,644       239,868
  Total interest-bearing deposits            $  300,897       246,781
  Stockholders' equity                       $   24,165        21,918

   * annualized for all periods presented

CONTACT:  Carolina Bank Holdings, Inc.
          Robert T. Braswell, President and CEO
          336-286-8761
          b.braswell@carolinabank.com